Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2014 relating to the consolidated financial statements and financial statement schedule of Thoratec Corporation and the effectiveness of Thoratec Corporation’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Thoratec Corporation for the year ended December 28, 2013.

/s/ Deloitte & Touche LLP

San Jose, California

November 13, 2014